SETTLEMENT AGREEMENT


1. ICOA, Inc., a Nevada corporation ("Company") and Thomas Cannon ("Employee") enter into this Settlement Agreement ("Agreement"), which was received by Employee on the date written below, for and in consideration of the promises made among the parties, and other goods and valuable consideration as follows:

2. Employment and Consulting Relationships. Employee's employment relationship with Company is hereby terminated effective December 31, 2004. Employee resigns as an officer of the Company and of WebCenter Technologies as of that date. Employee and Company shall enter into a consulting agreement substantially in the form attached hereto as Exhibit 4 covering their relationship from January 1, 2005 onward.

3. Payment. Employee has received all accrued wages owing through last day of employment. Within fourteen days after Employee's executing of this Agreement, provided Employee has not revoked this Agreement, and as consideration for this Agreement, the commitments made by the Company substantially in the form of the Subscription Agreement, Warrant and Registration Rights Agreement attached hereto as Exhibits 1, 2 and 3 shall become effective. The signed original of this agreement is to be sent to Erwin Vahlsing, Jr. at 111 Airport Road, Warwick, RI 02889. Company will withhold taxes on the amount paid in accordance with all applicable local, state and federal laws.

4. Such agreements and commitments by the Company as specified in paragraph 3 are in full payment of any and all claims arising from, related to, or in connection with Employee's employment with the Company, including, but not limited to, all claims for breach of contract, fraud, wrongful discharge, misrepresentation, defamation, violation of public policy, breach of the implied covenant of good faith and fair dealing, personal injury, emotional distress, sexual harassment, and age, race, sex or other prohibited discrimination; all liabilities for the payment of any sums for accrued earnings, bonuses, stock options or other stock rights, severance pay, sick leave or holiday plans, and any employee benefits.

5. Employee represents and warrants the Employee has returned to Company all Company's property, books, lists, records, other documents and equipment. Employee covenants that should be later discovered in his possession or any additional items of Company's property, Employee agrees to promptly return such property to the Company. Employee acknowledges that he has received any personal property belonging to him that was on Company's premises.

6. Except as expressly provided herein (including Exhibits 1-4 hereto, Employee, for himself, his successors, administrators, heirs, and assigns, hereby fully releases, waives and forever discharges Company, any affiliated companies or subsidiaries, alter egos, their predecessors, successors, affiliates, assigns, shareholders, directors, officers, agents, attorneys and employees, whether past, present or future (the "Released Parties") from any all actions, suits, debts, demands, damages, claims judgments or liabilities of any nature including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of Employee's employment with or separation from any of the Released Parties arising as of the date hereof,. Employee acknowledges and agrees that this release, the release contained in paragraph 7 and the covenant not to sue set forth in paragraph 8 are essential and material terms of the Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties. Employee understands and acknowledges the significance and consequences of this release and this Agreement.

7. Employee specifically waives and releases Company from all claims he may have as of the date he signs this Agreement regarding claims or rights arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621 ("ADEA"). This paragraph does not waive rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee agrees that this Agreement provides benefits to which he is not otherwise entitled and that Company has advised Employee to consult an attorney prior to signing this Agreement. Employee has been provided twenty-one (21) days within which to consider whether he should sign this Agreement and waive and release all claims and rights arising under the ADEA. Employee shall have seven days within which to revoke this Agreement and this Agreement shall not become effective or enforceable until that revocation period has expired.


8. To the maximum extent permitted by law, Employee covenants not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against any of the Released Parties, including, but not limited to, any of the claims released in paragraphs 6 and 7 of this Agreement.


9. Employee acknowledges that he (a) fully understands his right to discuss this Agreement with his private attorney, (b) has carefully read and fully understands this entire Agreement, and (c) is voluntarily entering into this Agreement.

10. It is intended that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Rhode Island. In the event that any paragraph, subparagraph or provision of this Agreement shall be determined to be partially contrary to governing law or otherwise unenforceable, the paragraph, subparagraph, or provision and this Agreement shall be enforced to the maximum extent permitted by law, and if any paragraph, subparagraph or provision of this Agreement shall be determined to be totally contrary to governing law or otherwise totally unenforceable, the paragraph, subparagraph, or provision shall be severed and disregarded and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.

11. The parties agree that (except in connection with required public disclosure, in connection with tax reporting, or pursuant to legal process in any legal action to enforce the terms of this Agreement) they, their agents, and their family members, directors, officers, employees, and other Released Parties shall keep confidential the terms of this Agreement.
     Employee and the Company further agree not to disparage in the future either the Employee or any of the Released Parties.

12. Employee understands and agrees that in the course of his employment with Company, he has acquired confidential information and trade secrets concerning the operations of Company, Company's owners, subsidiaries and affiliates (collectively the "Companies"), including, but not limited to, information relating to the organization, employment policies, compensation and benefit plans, and personnel and any data, formulae, specifications, proprietary knowledge or information, customer list, marketing strategies, pricing and credit policies, trade secrets, inventions or processes, owned, developed or used in the course of Company's business (collectively "Confidential Information"). Employee covenants and agrees that he will not disclose any Confidential Information that is not available to the general public.

13. Employee agrees that this Agreement, including the Exhibits thereto, constitutes the entire understanding between the parties with reference to the subject matter of this Agreement, including employment, independent contractor status, all loans, advances, investments made by Employee, all promises and representations made by Company or its officers, directors or employees, and all prior negotiations and understandings, verbal or written, between Employee and Company, relating to the items and things referred to in this Agreement have been merged herein. Employee agrees that the stock option granted to Employee on or about August 20, 2002 for 1,000,000 shares is hereby cancelled and replaced with warrants for 1,000,000 shares as outlined in Exhibit 2.

14. Any and all disputes arising out of or in any way related to Employee's employment with, or separation from, Company, as well as any and all disputes or claims arising out of or in any way related to this Agreement, including, without limitations, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association, Providence, Rhode Island, in accordance with the rules of that body governing commercial disputes, and prevailing party shall be entitled to reasonable costs and attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

15. The parties hereto agree that if any covenant, paragraph or clause contained in this Agreement, other than paragraphs 6, 7 and 8 is declared illegal, null or void, or against public policy, for any reason, the remaining covenants, paragraphs or clauses contained in this Agreement shall not be affected thereby.

16. Each reference to the Company herein shall include all subsidiaries and affiliates of the Company.

Executed at Warwick, Rhode Island, this 8th day of April, 2005.



ICOA, Inc.

By:
   ---------------------------------
Its:
    --------------------------------


Accepted and Agreed to:



By:
   ---------------------------------
   Thomas Cannon



        Exhibit 1 - Form of Subscription Agreement
        Exhibit 2 - Form of Warrant
        Exhibit 3 - Form of Registration rights Agreement
        Exhibit 4 - Form of Consulting Agreement